SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LIGHTSPAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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LIGHTSPAN, INC.
10140 Campus Point Drive
San Diego, California 92121-1520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2001

TO THE STOCKHOLDERS OF LIGHTSPAN, INC.:

          Notice Is Hereby Given that the Annual Meeting of Stockholders of Lightspan, Inc., a Delaware corporation (the “Company”), will be held on June 28, 2001 at 10:00 a.m. local time at The Radisson Hotel, 3299 Holiday Court, La Jolla, CA 92037, for the following purposes:

1.	To elect two Class II directors to hold office until the 2004 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 31, 2002.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          The Board of Directors has fixed the close of business on May 4, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ MICHAEL A. SICURO Michael A. Sicuro Secretary

San Diego, California
May 25, 2001

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SCHEDULE 14A INFORMATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING
BOARD COMMITTEES AND MEETINGS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION (1)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
PERFORMANCE MEASUREMENT COMPARISON (1)
RELATED-PARTY TRANSACTIONS
OTHER MATTERS
APPENDIX A
PROXY CARD

LIGHTSPAN, INC.
10140 Campus Point Drive
San Diego, California 92121-1520

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Lightspan, Inc, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 28, 2001, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Radisson Hotel, 3299 Holiday Court, La Jolla, CA 92037. The Company intends to mail this proxy statement and accompanying proxy card on or about May 25, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, Corporate Investor Communications, Inc., a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but Corporate Investor Communications, Inc. will be paid its customary fee, estimated to be about $1,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only holders of record of Common Stock at the close of business on May 4, 2001 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 46,155,054 shares of Common Stock.

      Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 10140 Campus Point Drive, San Diego, California 92121-1520, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 25, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no earlier than the close of business February 28, 2002 and no later than the close of business on March 30, 2002. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1
ELECTION OF DIRECTORS

      The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

      There are currently authorized ten members on the Company’s Board of Directors. There are three directors in the class whose term of office expires in 2001 (“Class II”). David Hiller, who is currently a member of Class II, has decided not to stand for re-election. In addition, Jeffrey P. Sanderson, a member of Class I, resigned from the Board in May 2001. The Board of Directors has approved a reduction in the size of the Board to eight members effective as of the Annual Meeting. As a result, Class II will consist of two members, which will be elected by the stockholders at the Annual Meeting, Class I will consist of two members and Class III will consist of four members.

      Each of the two nominees for election to Class II is currently a director of the Company who was appointed by the Board. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

Carl E. Zeiger

      Mr. Carl E. Zeiger, age 58, co-founded Lightspan and has served as the Company’s President and Chief Operating Officer and as one of the Company’s directors since September 1993. He also served as the Company’s Interim Chief Financial Officer and Secretary from June 2000 to February 2001. Prior to co-founding Lightspan, Mr. Zeiger served as the President and Chief Operating Officer of Jostens Learning Corporation. Along with Mr. Kernan, Mr. Zeiger developed Jostens Learning into a leading supplier of pre-kindergarten through adult educational software. Prior to joining Jostens Learning, Mr. Zeiger served as Senior Vice President of Finance for Integrated Software Systems Corporation, a leading provider of presentation graphics software, and managed its initial and secondary public offerings and its eventual sale to Computer Associates. Mr. Zeiger is a certified public accountant in the State of California and holds a Bachelor of Science from the University of Denver.

John E. Kole

      Mr. John E. Kole, age 33, has served as one of the Company’s directors since May 2000. Since April 1999, Mr. Kole has served as Managing Director at Comcast Interactive Capital and is responsible for evaluating and negotiating new investments as well as providing strategic and financial counsel to portfolio companies. From November 1996 through April 1999, Mr. Kole was an investment banker in Credit Suisse First Boston’s Media and Telecommunications Group, where he advised both traditional and new media clients in strategic and capital markets transactions. From September 1992 through November 1996, Mr. Kole was an Associate in the Mergers & Acquisitions Group of Davis Polk & Wardwell. Mr. Kole currently serves on the board of directors of, PlanSoft Corporation. Mr. Kole holds a Juris Doctorate from the University of Michigan and a Bachelor of Arts from Princeton University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

James W. Breyer

      Mr. James W. Breyer, age 39, has served as one of the Company’s directors since December 1993. Since 1990, Mr. Breyer has been a partner at Accel Partners, a venture capital firm. He is responsible for Accel’s involvement in more than twenty companies that have completed public offerings or successful mergers. Mr. Breyer currently serves on the boards of directors of RealNetworks, a provider of streaming media technology on the Internet, and several private companies. Mr. Breyer holds a Bachelor of Science degree in Computer Science and Economics from Stanford University and a Masters in Business Administration from the Harvard Business School where he was named a Baker Scholar.

John T. Kernan

      Mr. John T. Kernan, age 55, co-founded Lightspan and has served as the Company’s Chairman and Chief Executive Officer since September 1993. Prior to co-founding Lightspan, Mr. Kernan served as Chairman and Chief Executive Officer of Jostens Learning Corporation, an educational software company. Mr. Kernan developed Jostens Learning from a start-up company in 1985 (then named Education Systems Technology Corporation) to one of the largest educational software businesses in the United States. Under Mr. Kernan’s leadership, Jostens Learning was a leading supplier of pre-kindergarten through adult educational software. Prior to founding Jostens Learning, Mr. Kernan was an executive with Gill Cable Corporation, a Northern California cable TV operator. He also was Vice President of Product Development for DELTAK, Inc. (now NETg), then the nation’s largest provider of video-based training for technical professionals. Mr. Kernan was the President of the Software Publishers Association, has been named “Educator of the Decade” by Electronic Learning Magazine and regional “Entrepreneur of the Year” by Inc. Magazine, among other distinctions. Mr. Kernan was a co-founder of Academic Systems, which has since been acquired by Lightspan, and Elemental Software, which has since been acquired by Macromedia. Mr. Kernan serves on the Board of Directors of TechNet. Mr. Kernan holds a Bachelor of Science from Loyola College.

Barrie Usher

      Mr. Barrie Usher, age 59, has served as one of the Company’s directors since May 2000. Since March 2000, Mr. Usher has served as President and Chief Executive Officer of Cinar Corporation, an integrated entertainment and education company that develops, produces, markets and distributes high quality, non-violent programming and supplemental education products for children, families and educators worldwide. From January 1995 to April 1998, Mr. Usher was Senior Vice-President of Canadian Individual Insurance Operations of Manulife Financial, Canada’s largest life insurance company. From November 1988 to March 1994, he was President and Chief Executive Officer of New York Life’s Canadian subsidiary. Mr. Usher was also in the Canadian banking industry and he held senior executive positions with two of Canada’s major banks. Mr. Usher holds a Bachelor of Commerce from McGill University.

Dallas S. Clement

      Mr. Dallas S. Clement, age 36, has served as one of the Company’s directors since September 2000. Since August 2000, Mr. Clement has served as Senior Vice President of Strategy and Development for Cox Communications, Inc. Mr. Clement oversees development activities related to partnerships, industry relationships, new services and investments that enhance and leverage the broadband platform. He also develops growth strategies related to various industry, company and competitive situations. From January 1999 to August 2000, Mr. Clement served as Vice President of Cox Communications, Inc. From December 1996, to January 1999, Mr. Clement served as Treasurer for Cox Communications, Inc. From April 1995 to December 1996, he served as Assistant Treasurer for Cox Enterprises, Inc., the majority owner of Cox Communications, Inc. Mr. Clement holds an Bachelor of Arts in applied mathematics and economics from Harvard College and a Master of Science in engineering-economic systems from Stanford University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

Barry J. Schiffman

      Mr. Barry J. Schiffman, age 55, has served as one of the Company’s directors since August 1997. Since October 1996, Mr. Schiffman has served as President, Chief Investment Officer and a director of JAFCO America Ventures, Inc., a venture capital firm. From March 1995 to October 1996, he was a general partner at Weiss, Peck & Greer Venture Partners, a venture capital firm. Mr. Schiffman is currently chairman of AirGate PCS, Inc. (PCSA), an affiliate of Sprint, and member of the board of several private companies. Mr. Schiffman holds a Bachelor of Science from Georgia Institute of Technology and a Masters in Business Administration from the Stanford Graduate School of Business.

Elizabeth R. Coppinger

      Ms. Elizabeth R. Coppinger, age 49 , has served as one of the Company’s directors since March 2001. Ms. Coppinger has been with Sony since January 1991 most recently as Senior Vice President, New Business Development and is in charge of Sony Corporation of America’s U.S. Venture Fund. Prior to joining Sony Corporation of America, Elizabeth was with the Broadcast and Professional Group at Sony Electronics, Inc. where she worked in New Business Development. Ms. Coppinger holds a Bachelor of Science in Chemistry from the University of Washington.

BOARD COMMITTEES AND MEETINGS

      During the fiscal year ended January 31, 2001, the Board of Directors held five meetings. The Board has an Audit Committee, Compensation Committee and Nominating Committee.

      The Audit Committee meets with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee was composed of three non-employee directors for the year ended January 31, 2001: Messrs. Hiller, Sanderson and Schiffman. The Committee met four times during the fiscal year ended January 31, 2001. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards) and meet the financial literacy requirements. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Mr. Breyer and Ms. Coppinger. The Committee met one time during the fiscal year ended January 31, 2001, and at such time its members were Mr. Breyer and former director, Mr. Lee Masters.

      The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of two directors: Mr. Breyer and Ms.

Coppinger. It was formed on March 6, 2001 and therefore did not meet during the fiscal year ended January 31, 2001.

      During the fiscal year ended January 31, 2001, all directors except Messrs. Hiller and Usher attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively. Mr. Hiller attended the regular meetings of the Board held during the fiscal year ended January 31, 2001; however, he did not attend three additional meetings of the Audit Committee beyond the one meeting required as stated in the Audit Committee Charter. Mr. Usher joined our Board in May 2000 and attended two of three regular meetings held while he was a member of the Board during the fiscal year ended January 31, 2001.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1993. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended January 31, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year were $150,000.

      Audit Related Fees. The aggregate fees billed by Ernst & Young for professional services rendered in connection with registration statements, mergers and acquisitions and consents, for the fiscal year ended January 31, 2001 were $49,000.

      Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not render any professional services for the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2001.

      All Other Fees. The aggregate fees billed by Ernst & Young LLP for services rendered to the Company other than the audit fees and audit related fees for the fiscal year ended January 31, 2000 were $88,000.

      The Audit Committee has determined the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 31, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

      The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 46,119,081 shares outstanding on March 31, 2001, adjusted as required by rules promulgated by the SEC.

	Beneficial Ownership

		Shares
	Total	Acquirable
	Number of	within 60 days of	Percent of
Beneficial Owner	Shares	March 31, 2001	Total

Officers of the Company:

John T. Kernan	1,565,496	40,325	3.4%

Carl E. Zeiger	1,327,562	39,062	2.9%

Merritt D. Farren(1)	—	—	*

John H. Brandon(2)	275,753	31,250	*

Winifred B. Wechsler(3)	6,270	—	*

Directors of the Company:

James W. Breyer(4)	3,130,505	18,579	6.8%
Accel Partners

Jeffrey P. Sanderson(5)	2,940,439	16,657	6.4%
Microsoft Corporation

John E. Kole(6)	2,404,129	—	5.2%
Comcast Interactive Capital LP

Barrie Usher(7)	2,083,333	—	4.5%
CINAR Corporation

David D. Hiller(8)	1,891,774	15,359	4.1%
Tribune Company

Barry J. Schiffman(9)	1,303,900	—	2.8%
JAFCO America Ventures, Inc.

Dallas S. Clement(10)	1,047,167	—	2.3%
Cox Communications Holdings, Inc.

Elizabeth R. Coppinger(11)	—	—	—
Sony Corporation of America

Beneficial owners of more than 5% of the
Company’s Common Stock:

Liberty Digital, Inc.(12)	4,071,075	11,773	8.8%

Kleiner, Perkins, Caufield & Byers VI(13)	3,077,501	19,011	6.7%

All directors and officers as a group (14 persons)	18,184,278	197,688	39.2%

*	Less than one percent.

(1)	Mr. Farren resigned from the Company effective February 9, 2001.

(2)	Mr. Brandon resigned from the Company effective February 1, 2001.

(3)	Ms. Wechsler resigned from the Company in July 2000.

(4)	Mr. Breyer’s business address is 428 University Avenue, Palo Alto, CA 94301.

The shares shown as beneficially owned by Mr. Breyer include:

• 2,271,960 shares held by Accel IV L.P. and 14,068 shares that Accel IV L.P. has the right to acquire on or before May 30, 2001 by exercising a warrant it holds, which together represents 5.0% of the total number of shares outstanding.

• 91,769 shares held by Accel Investors ’93 L.P., and 568 shares that Accel Investors ’93 L.P. has the right to acquire on or before May 30, 2001 by exercising a warrant it holds, which represents less than 1% of the total number of shares outstanding;

• 47,125 shares held by Accel Keiretsu L.P., and 291 shares that Accel Keiretsu L.P. has the right to acquire on or before May 30, 2001 by exercising a warrant it holds, which represents less than 1% of the total number of shares outstanding;

• 602,921 shares held by Accel III L.P., and 3,141 shares that Accel III L.P. has the right to acquire on or before May 30, 2001 by exercising a warrant it holds, which represents 1.4% of the total number of shares outstanding;

• 42,065 shares held by Accel Investors ’92 L.P., and 219 shares that Accel Investors ’92 L.P. has the right to acquire on or before May 30, 2001 by exercising a warrant it holds, which represents less than 1% of the total number of shares outstanding; and

• 56,086 shares held by Accel Japan L.P., and 292 shares that Accel Japan L.P. has the right to acquire on or before May 30, 2001 by exercising a warrant it holds, which represents less than 1% of the total number of shares outstanding.

Mr. Breyer shares voting and investment power over the shares held by each of these entities. Mr. Breyer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)	Mr. Sanderson’s business address is One Microsoft Way, Redmond, WA 98052. The shares shown as beneficially owned by Mr. Sanderson include 2,913,782 shares held by Microsoft Corporation and 16,657 shares which Microsoft Corporation may acquire on or before May 30, 2001 by exercising a warrant it holds. Mr. Sanderson shares voting and investment power over these shares. Mr. Sanderson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)	Mr. Kole’s business address is 1500 Market Street, Philadelphia, PA 19102. The shares shown as beneficially owned by Mr. Kole include 1,904,129 shares held by Comcast Corporation and 500,000 shares held by Comcast Interactive Capital L.P., a subsidiary of Comcast Corporation. Mr. Kole shares voting and investment power over these shares. Comcast Corporation disclaims beneficial ownership of the 500,000 shares except to the extent of its pecuniary interest therein. Mr. Kole disclaims beneficial ownership of the 2,404,129 shares except to the extent of his pecuniary interest therein.

(7)	Mr. Usher’s business address is 1055, Blvd. René-Levesque Est, Montreal, Quebec H2L 4S5, Canada. The shares shown as beneficially owned by Mr. Usher include 2,083,333 shares held by

CINAR Corporation. Mr. Usher shares voting and investment power over these shares. Mr. Usher disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(8)	Mr. Hiller’s business address is 435 North Michigan Avenue, Chicago, IL 60611. The shares shown as beneficially owned by Mr. Hiller include 1,875,415 shares held by Tribune Company and 15,359 shares which Tribune Company may acquire on or before May 30, 2001 by exercising a warrant it holds. Mr. Hiller shares voting and investment power over these shares. Mr. Hiller disclaims beneficial ownership of the shares held by Tribune Company except to the extent of his pecuniary interest therein.

(9)	Mr. Schiffman’s business address is 505 Hamilton Avenue, Palo Alto, CA 94301.

The shares shown as beneficially owned by Mr. Schiffman include:

• 521,559 shares held by U.S. Information Technology Investment Enterprise Partnership, which represents 1.1% of the total number of shares outstanding;

• 521,559 shares held by U.S. Information Technology #2 Investment Enterprise Partnership, which represents 1.1% of the total number of shares outstanding;

• 55,525 shares held by JAFCO G-7 (B) Investment Enterprise Partnership, which represents less than 1% of the total number of shares outstanding;

• 55,525 shares held by JAFCO G-7 (A) Investment Enterprise Partnership, which represents less than 1% of the total number of shares outstanding;

• 45,803 shares held by JAFCO R-2 Investment Enterprise Partnership, which represents less than 1% of the total number of shares outstanding;

• 51,770 shares held by JAFCO JS-2 Investment Enterprise Partnership, which represents less than 1% of the total number of shares outstanding; and

• 52,159 shares held by JAFCO Co. Ltd., which represents less than 1% of the total number of shares outstanding.

Mr. Schiffman shares voting and investment power over the shares held by each of these entities. Mr. Schiffman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(10)	Mr. Clement’s business address is 1400 Lake Hearn Dr. N.E., Atlanta, GA 30319. The shares shown as beneficially owned by Mr. Clement include 1,041,667 shares held by Cox Communications Holdings, Inc. Mr. Clement shares voting and investment power over these shares. Mr. Clement disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)	Ms. Coppinger’s business address is 550 Madison Avenue, 33rd Floor, New York, New York 10022.

(12)	The business address of Liberty Digital, Inc. is 12312 West Olympic Blvd., Los Angeles, CA 90064.

(13)	The business address of Kleiner, Perkins, Caufield & Byers VI is 2750 Sand Hill Road, Menlo Park, California 94025.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Sanderson; one report, covering one transaction, was filed late by Mr. Usher; one initial report of ownership was filed late by Mr. Clement; and one initial report of ownership was filed late by Mr. Kole.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

      The Company’s directors do not currently receive any cash compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, all directors are eligible to participate in the Company’s 2000 Equity Incentive Plan (the “2000 Plan”).

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows for the fiscal years ended January 31, 2001, 2000 and 1999, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at January 31, 2001 (the “Named Executive Officers”):

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

				Securities	All Other
	Fiscal		Bonus	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	($) (1)	Options(#)	($)

John T. Kernan	2001	$272,000	—	—	—

Chief Executive Officer	2000	$246,000	$100,000	125,000	—

and Chairman	1999	$200,000	—	—	—

Carl E. Zeiger	2001	$263,000	—	—	—

President, Chief Operating	2000	$246,000	$100,000	125,000	—

Officer and Director	1999	$200,000	—	—	—

Merritt D. Farren (2)	2001	$201,000	—	25,000	$62,500	(3)

Senior Vice President and	2000	$143,000	$90,000	100,000	$10,000	(4)

General Manager of Internet Operations

John H. Brandon (5)	2001	$188,000	—	—	—

Executive Vice President,	2000	$83,000	$100,000	125,000	$200,000	(6)

President of Academic Systems and Director

Winifred B. Wechsler (7)	2001	$140,000	$87,000	—	$111,000	(3)

Executive Vice President and	2000	$266,000	$200,000	300,000	$50,000	(4)

General Manager of Internet and Broadband Services

(1)	Bonuses were accrued under the Company’s Management Incentive Plan for 2001 and 2000, as indicated.

(2)	Mr. Farren was hired by the Company after fiscal 1999 and resigned from the Company effective February 9, 2001.

(3)	Represents severance payment.

(4)	Represents a signing bonus.

(5)	Mr. Brandon was hired by the Company after fiscal 1999 and resigned from the Company effective February 1, 2001.

(6)	Represents a $200,000 payment made to John Brandon under his employment agreement with Academic Systems Corporation at the time of the Company’s acquisition of Academic Systems Corporation in September 1999.

(7)	Ms. Wechsler was hired by the Company after fiscal 1999 and resigned from the Company effective July 2000.

STOCK OPTION GRANTS AND EXERCISES

      The Company grants options to its executive officers under its 2000 Plan. As of March 31, 2001, options to purchase a total of 4,108,726 shares were outstanding under the 2000 Plan and the 1992 Stock Option Plan, which the Company assumed from Academic Systems upon its acquisition of Academic Systems, and options to purchase 1,899,482 shares remained available for grant under the 2000 Plan. The Company no longer grants options under the 1992 Stock Option Plan.

      The following tables show for the fiscal year ended January 31, 2001, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Options Grants in Last Fiscal Year

	Number of	% of Total			Potential Realizable Value
	Securities	Options			at Assumed Annual Rates of
	Underlying	Granted to	Exercise Or		Stock Price Appreciation
	Options	Employees in	Base Price	Expiration	for Option Term(3)
Name	Granted (#)(1)	Fiscal Year(2)	($/Sh)	Date	5% ($)	10% ($)

John T. Kernan	—	—	—	—	—	—

Carl E. Zeiger	—	—	—	—	—	—

Merritt D. Farren (4)	25,000	1.00%	$3.00	8/20/10	$47,167	$119,531

John H. Brandon(5)	—	—	—	—	—	—

Winifred B. Wechsler(6)	—	—	—	—	—	—

(1)	Options generally vest over a four year period, 25% after one year and 2.777% of the remaining shares per month thereafter. The options will fully vest upon a change of control, as defined in the Company’s option plans, unless the acquiring company assumes the options or substitutes similar options. The Board of Directors may reprice the options under the terms of the Company’s option plans.

(2)	Based on options to purchase 2,494,000 shares granted in fiscal 2001.

(3)	The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(4)	Mr. Farren resigned from the Company effective February 9, 2001 and the options expired without exercise.

(5)	Mr. Brandon resigned from the Company effective February 1, 2001.

(6)	Ms. Wechsler resigned from the Company effective July 2000.

Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
			at FY-End (#)(2),(3)	at FY-End ($)(2),(4)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise (#)	Realized($)(1)	Unexercisable	Unexercisable

John T. Kernan	—	—	32,513/93,750	$1,666/$0

Carl E. Zeiger	—	—	31,250/93,750	—

Merritt D. Farren(5)	—	—	42,529/82,471	—

John H. Brandon (6)	121,210	$402,000	31,250/0	—

Winifred B. Wechsler (7)	69,270	$550,000	—	—

(1)	Value realized is based on the fair market value of the Company’s Common Stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2)	Reflects shares vested and unvested at January 31, 2001. Certain options granted under the 2000 Plan are immediately exercisable, but are subject to the Company’s right to repurchase unvested shares on termination of employment.

(3)	Includes both “in-the-money” and “out-of-the-money” options. “In-the-money” options are options with exercise prices below the market price of the Company’s Common Stock at January 31, 2001.

(4)	Value at fiscal year end is equal to the market value of the Company’s Common Stock at January 31, 2001 of $2.97, minus the exercise price of the options.

(5)	Mr. Farren resigned from the Company effective February 9, 2001.

(6)	Mr. Brandon resigned from the Company effective February 1, 2001.

(7)	Ms. Wechsler resigned from the Company effective July 2000.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

      In the first quarter of 2001, several of the Company’s executive officers entered into employment agreements with the Company. Two forms of employment agreement were entered into, Tier I and Tier II. In the agreements, each executive (i) agreed to keep the Company’s information confidential, (ii) agreed for one year following the executive’s termination not to solicit any employee of the Company to leave the Company, and (iii)

agreed not to compete with the Company while receiving any compensation from the Company. In connection with the employment agreements, each executive also signed the Company’s standard form of Proprietary Information and Inventions Agreement. The agreements also provide for severance payments as follows:

•	If the executive is terminated by the Company without cause or the executive resigns with good reason (as the terms “cause” and “good reason” are defined in the agreements), then the executive is entitled to: (i) continuation of salary, bonus and health insurance payments for 18 months for Tier I and nine months for Tier II following the cessation of employment; and (ii) executive outplacement assistance.

•	If the executive is terminated by the Company without cause or resigns with good reason during the three months prior to or within one year following a change of control (as defined in the agreements) of the Company, the executive is entitled to: (i) salary, bonus and health insurance payments for 24 months for Tier I and 12 months for Tier II following the termination, to be paid in a lump-sum; (ii) executive outplacement assistance; and (iii) full acceleration of all options held by the executive. In the case where the executive is terminated prior to a change of control, the above benefits are effective as of the change of control.

      In addition to the Tier I and Tier II employment agreements entered into in the first quarter of 2001, Michael A. Sicuro entered into an employment agreement with the same terms as the agreements above except for the following:

•	If the executive is terminated by the Company without cause or the executive resigns with good reason (as the terms “cause” and “good reason” are defined in the agreements), then the executive is entitled to: (i) continuation of salary, bonus and health insurance payments for 12 months following the cessation of employment; and (ii) executive outplacement assistance.

•	If the executive is terminated by the Company without cause or resigns with good reason during the three months prior to or within one year following a change of control (as defined in the agreements) of the Company, the executive is entitled to: (i) salary, bonus and health insurance payments for 18 months following the termination, to be paid in a lump-sum; (ii) executive outplacement assistance; and (iii) full acceleration of all options held by the executive. In the case where the executive is terminated prior to a change of control, the above benefits are effective as of the change of control.

      Upon the Company’s acquisition of Edutest, in June 2000, Dr. Susan B. Hardwicke entered into a one year employment agreement, and a noncompetition and nonsolicitation agreement, in which she agreed to keep the Company’s information confidential and agreed not to compete with the Company while receiving any compensation from the Company. In connection with the employment agreement, she also signed the Company’s standard form of Proprietary Information and Inventions Agreement.

      The following table sets forth the names of the executives that have signed employment agreements, the date entered into, the base salary provided for, and the form of the agreement:

			Form of
Executive	Date of Agreement	Base Salary	Agreement

John T. Kernan	03/01/01	$285,000	Tier I

Carl E. Zeiger	03/01/01	$275,000	Tier I

James M. Dredge	03/01/01	$235,000	Tier II

Sandra K. Fivecoat	03/16/01	$210,000	Tier II

Michael A. Sicuro	01/29/01	$200,000	Other

Dr. Susan B. Hardwicke	06/22/00	$150,000	Other

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION (1)

      During fiscal 2001, the Compensation Committee of the Board of Directors (“Committee”) was composed of Mr. Breyer and Mr. Masters, neither of whom are currently officers or employees of the Company. In February 2001, Mr. Masters resigned from our Board. In March 2001, Ms. Elizabeth Coppinger was elected to the Company’s Board and was appointed to the Compensation Committee. The Committee is responsible for establishing the Company’s compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

      The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

•	The Company pays competitively with technology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review.

•	The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	The Company provides equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

      Base Salary. The Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

      Annual Incentive. The Management Incentive Plan, an annual incentive award plan, is the variable pay program for officers and other senior managers of the Company to earn additional annual compensation. The actual incentive award earned depends on the extent to which Company and individual performance objectives are achieved. At the start of each year, the Committee and the full Board of Directors review and approve the annual performance objectives for the Company and individual officers. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal — building stockholder value. For fiscal year 2001, these goals were:

•	financial performance related to revenue;

•	development and implementation of an Internet strategy; and

•	successful integration of acquired businesses.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

      After the end of the year, the Committee evaluates the degree to which the Company has met its goals and awards incentive compensation based on each participant’s performance against objectives. Awards are paid in cash, and distributions are made in March following the performance year.

      Long-Term Incentives. The Company’s long-term incentive program consists of the 2000 Equity Incentive Plan, and for Academic Systems the 1992 Stock Option Plan, which the Company assumed with the closing of the acquisition. The option program utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company’s Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the educational technology industry and the Company’s philosophy of significantly linking executive compensation with stockholder interests.

Corporate Performance and Chief Executive Officer Compensation

      Mr. Kernan’s base salary at the beginning of fiscal year 2001 as Chief Executive Officer and Chairman was $250,000. Following a review of compensation paid by other technology companies, the Committee set Mr. Kernan’s base annual salary for fiscal year 2001 at $285,000. This amount, in addition to the annual incentive provided by the Management Incentive Plan, was estimated to provide an annual cash compensation level at the average as compared to a selected group of technology companies. In setting this amount, the Committee took into account (i) its belief that Mr. Kernan is one of the CEOs of leading educational companies who has significant and broad-based experience in the education technology industry, (ii) the scope of Mr. Kernan’s responsibility, and (iii) the Board’s confidence in Mr. Kernan to lead the Company’s continued development.

      During fiscal year 2001, the Company did not meet its revenue target, resulting in no management incentive plan bonus being awarded to Mr. Kernan.

Conclusion

      Through the plans described above, a significant portion of the Company’s compensation program and Mr. Kernan’s compensation is contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE James W. Breyer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the fiscal year ended January 31, 2001, James W. Breyer and Lee Masters served as members of the Company’s Compensation Committee. During that fiscal year, none of the Company’s executive officers or employees served as a director or as a member of the compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditor’s independence.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four meetings during fiscal 2001.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Barry J. Schiffman, Audit Committee Chair
Jeffrey P. Sanderson, Audit Committee Member
David D. Hiller, Audit Committee Member

May 1, 2001

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PERFORMANCE MEASUREMENT COMPARISON (1)

      The following graph shows the total stockholder return of an investment of $100 in cash on February 10, 2000 through March 31, 2001 for (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market Composite Index (the “NASDAQ”) and (iii) a peer group selected by the Company. All values assume reinvestment of the full amount of all dividends and are calculated as of the end of each period.

Comparison Of Cumulative Total Return on Investment Since February 10, 2000 (2)

(1)	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	Peer group index includes: Advantage Learning Systems, Inc. (ALSI); Scientific Learning Corp. (SCIL); SmartForce (SMTF); Riverdeep Group (RVDP) and Zapme Corp. (IZAP).

RELATED-PARTY TRANSACTIONS

      The following is a description of transactions occurring after February 1, 2000 to which the Company has been a party, in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Company’s capital stock had or will have a direct or indirect material interest, other than compensation arrangements.

      At the close of the Company’s initial public offering (the “Offering”) on February 15, 2000, CINAR purchased 833,333 shares of the Company’s common stock in a private placement that occurred concurrently with the Offering at the initial public offering price of $12.00. The Company also granted CINAR a warrant to purchase 500,000 shares of the Company’s Series E preferred stock (which became a warrant to purchase 250,000 shares of common stock at the close of the Offering) that will vest upon the achievement of various agreed-to strategic goals. As part of the Company’s agreement with CINAR, Ronald A. Weinberg, CINAR’s President and co-CEO, joined the Company’s board. Mr. Weinberg resigned from the Company’s board on May 16, 2000 and was replaced by Mr. Usher, President and Chief Executive Officer of CINAR.

      At the close of the Company’s Offering on February 15, 2000, Cox Communications purchased $12.5 million of the Company’s common stock, or 1,041,667 shares, in a private placement that occurred concurrently with the Offering at the initial public offering price of $12.00. The Company also granted Cox Communications a warrant to purchase 750,000 shares of the Company’s common stock at $10.00 per share that vested on February 15, 2001 resulting in the Company deferring $75,000 in stock based compensation expense to be recognized over the six month life of the warrant. As part of the Company’s agreement with Cox Communications, Thomas F. Nagel, Cox Communications Inc.’s Vice President of Business Development, joined the Company’s board upon the close of the Company’s initial public offering. Mr. Nagel resigned from the board on March 31, 2000 and was replaced by Mr. Woodrow, Executive Vice President of Business Development for Cox Communications, Inc. Mr. Woodrow resigned from the board on August 17, 2000 and was replaced by Mr. Dallas S. Clement, Senior Vice President of Strategy and Development for Cox Communications, Inc.

      Upon the completion of the Company’s initial public offering of common stock in February 2000, warrants to purchase up to 2,760,160 shares of Series D preferred stock at $.02 per share (the “Springing Warrants”) converted into warrants to purchase up to 1,380,080 shares of common stock and were automatically exercised, resulting in the issuance of 1,377,762 shares of common stock (after application of certain “net exercise” provisions that permitted exercise without additional cash payment combined with the issuance of a reduced number of shares).

      In March 2000, the Company issued 534,008 shares of common stock to certain Academic stockholders representing additional consideration related to the Company’s acquisition of Academic that was accrued as a liability at January 31, 2000.

      In the year ended January 31, 2001, the Company entered into employment agreements with several of its officers and paid $173,500 in severance payments to former executive officers. See “Employment, Severance and Change of Control Agreements” and “Summary Compensation Table” for further detail.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors /s/ MICHAEL A. SICURO

May 25, 2001	Michael A. Sicuro Secretary

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF LIGHTSPAN, INC.

AMENDED AND RESTATED CHARTER

I.	PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by Lightspan, Inc. (the “Corporation”) to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III. of this Charter.

II.	COMPOSITION

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review the regular internal reports to management.

4.	Review with financial management and the independent accountants the 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships (including, without limitation, provision of services) the accountants have with the Corporation to determine the accountants’ independence, and obtain a written statement from the accountants (to the Corporation, the Board or the Committee) delineating all such relationships between the accountants and the Corporation.

6.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.	Periodically consult with the independent accountants without the presence of management regarding internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

8.	In consultation with the independent accountants, review the integrity of the organization’s financial reporting processes, both internal and external.

9.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

10.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, or management.

Process Improvement

11.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

12.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

13.	Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

14.	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

      Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

LIGHTSPAN, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2001

      The undersigned hereby appoints Carl E. Zeiger and Michael A. Sicuro, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Lightspan, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Lightspan, Inc. to be held at the Radisson Hotel, 3299 Holiday Court, La Jolla, California 92037 on June 28, 2001 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

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MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

      PROPOSAL 1: To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

[ ]	FOR all nominees listed below (except as marked to the contrary below).	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below.

      Nominees: Carl E. Zeiger, John E. Kole

To withhold authority to vote for any nominee(s) write such nominee(s)’ name(s) below:

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

      PROPOSAL 2: To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 31, 2002.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

(Continued and to be signed on other side)

(Continued from other side)

Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.